UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________

FORM 8-K
_______________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2007

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2461 South Clark Street, Suite 630
Arlington, Virginia  22202
(Address of principal executive offices) (Zip Code)

(703) 236-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                      Entry into a Material Definitive Agreement.

The information contained in Item 2.01 is incorporated herein by reference.

On November 30, 2007, Katy Industries, Inc. (the “Company”) entered into the Second Amended and Restated Credit Agreement with Bank of America (the “Bank of America Credit Agreement”).  The Bank of America Credit Agreement is a $50.6 million credit facility with a $10.6 million term loan (“Term Loan”) and a $40.0 million revolving loan (“Revolving Credit Facility”), including a $10.0 million sub-limit for letters of credit.

The Revolving Credit Facility has an expiration date of November 30, 2010 and its borrowing base is determined by eligible inventory and accounts receivable.  The Company’s borrowing base under the Bank of America Credit Agreement is reduced by the outstanding amount of standby and commercial letters of credit.  All extensions of credit under the Bank of America Credit Agreement are collateralized by a first priority security interest in and lien upon the capital stock of each material domestic subsidiary of the Company (65% of the capital stock of certain foreign subsidiaries of the Company), and all present and future assets and properties of the Company.

The Company’s Term Loan balance immediately prior to the Bank of America Credit Agreement was $10.0 million.  The annual amortization on the new Term Loan, paid quarterly, will be $1.5 million, beginning March 1, 2008, with final payment due November 30, 2010.  The Term Loan is collateralized by the Company’s property, plant and equipment.

The Bank of America Credit Agreement requires the Company to maintain a minimum level of availability such that its eligible collateral must exceed the sum of its outstanding borrowings and letters of credit by at least $5.0 million.  Borrowings under the Bank of America Credit Agreement will bear interest, at the Company’s option, at either a rate equal to the bank’s base rate or LIBOR plus a margin based on levels of borrowing availability.  Interest rate margins for the Revolving Credit Facility under the applicable LIBOR option will range from 2.00% to 2.50% on borrowing availability levels of $20.0 million to less than $10.0 million, respectively.  For the Term Loan, interest rate margins under the applicable LIBOR option will range from 2.25% to 2.75%.  Financial covenants such as minimum fixed charge coverage and leverage ratios are excluded.

The Revolving Credit Facility under the Bank of America Credit Agreement requires lockbox agreements which provide for all Company receipts to be swept daily to reduce borrowings outstanding.  These agreements, combined with the existence of a material adverse effect (“MAE”) clause in the Bank of America Credit Agreement, will cause the Revolving Credit Facility to be classified as a current liability, per guidance in the Emerging Issues Task Force Issue No. 95-22, Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements that Include Both a Subjective Acceleration Clause and a Lock-Box Arrangement.  The Company does not expect to repay, or be required to repay, within one year, the balance of the Revolving Credit Facility, which will be classified as a current liability.  The MAE clause, which is a fairly typical requirement in commercial credit agreements, allows the lender to require the loan to become due if it determines there has been a material adverse effect on the Company’s operations, business, properties, assets, liabilities, condition, or prospects.  The classification of the Revolving Credit Facility as a current liability is a result only of the combination of the lockbox agreements and the MAE clause.  The Revolving Credit Facility does not expire or have a maturity date within one year, but rather has a final expiration date of November 30, 2010.

The Bank of America Credit Agreement contains customary representations and warranties, affirmative and negative covenants and events of default.  The foregoing description of the Bank of America Credit Agreement is qualified in its entirety by reference to the Bank of America Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On November 30, 2007, the Company sold Woods Industries (Canada), Inc. (“Woods Canada”) and certain assets and liabilities of Woods Industries, Inc. (“Woods US”) to Coleman Cable, Inc. (“Coleman”) for approximately $45.0 million, subject to a post-closing adjustment based on working capital levels at closing.  The description of the definitive purchase agreement set forth above is qualified in its entirety by the full text of that agreement, which was previously filed on Form 8-K dated November 5, 2007 upon the announcement of the transaction.  The Company used net proceeds from the transaction to reduce its outstanding balance under its Revolving Credit Facility.

Woods US distributes consumer electrical corded products and electrical accessories, such as outdoor and indoor extension cords, work lights, surge protectors, and power strips.  These products are sold primarily through national home improvement and mass merchant retail outlets in the United States.  Woods US’ products are sourced primarily from Asia.

Woods Canada distributes consumer electrical corded products and electrical accessories.  In addition to the products listed above for Woods US, Woods Canada’s primary product offerings include garden lighting and timers.  These products are sold primarily through major home improvement and mass merchant retail outlets in Canada.  Woods Canada’s products are sourced primarily from Asia.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The following unaudited pro forma financial information is presented to give effect to the disposition of Woods US and Woods Canada and the execution of the Bank of America Credit Agreement.  The unaudited pro forma balance sheet as of September 30, 2007 is based on the historical statements of the Company as of September 30, 2007 after giving effect to these items as if they had occurred on September 30, 2007.  The unaudited pro forma statements of operations for the nine months ended September 30, 2007 and the fiscal years ended December 31, 2006, 2005 and 2004 are based on the historical financial statements of the Company for such periods after giving effect to the disposition of Woods US and Woods Canada as if it had occurred on January 1, 2004, and the execution of the Bank of America Credit Agreement as if it had occurred on January 1, 2006.

The unaudited pro forma financial information should be read in conjunction with the Company’s historical Consolidated Financial Statements and Notes thereto contained in the Company’s 2006 Annual Report on Form 10-K/A, filed on August 17, 2007, and the Company’s Third Quarter Form 10-Q, filed on November 13, 2007.

For purposes of preparing these pro forma financial statements, the Company has made adjustments based on assumptions that it believes to be reasonable under the circumstances as of the date of this filing.  However, actual adjustments may differ materially from the information presented.  The unaudited pro forma financial information presented is for informational purposes only.  It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have occurred had the sale been completed as of the dates presented nor is it intended to be indicative of future results of operations or financial position of the Company.

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2007
(Amounts in Thousands)
(Unaudited)

				Credit
	Katy	Pro Forma		Agreement		As
	Historical	Adjustments		Adjustments		Adjusted
CURRENT ASSETS:

Cash and cash equivalents	$2,171	$-		$7,555	(j)	$9,726
Accounts receivable, net	22,994	-		-		22,994
Inventories, net	23,822	-		-		23,822
Other current assets	2,160	-		-		2,160
Assets held for sale	74,660	(74,660)	(e)	-		-

Total current assets	125,807	(74,660)		7,555		58,702

OTHER ASSETS:

Goodwill	665	-		-		665
Intangibles, net	5,001	-		-		5,001
Other	7,070	-		(537)	(j)	6,533

Total other assets	12,736	-		(537)		12,199

PROPERTY AND EQUIPMENT
Land and improvements	336	-		-		336
Buildings and improvements	9,716	-		-		9,716
Machinery and equipment	102,472	-		-		102,472

	112,524	-		-		112,524
Less - Accumulated depreciation	(77,595)	-		-		(77,595)

Property and equipment, net	34,929	-		-		34,929

Total assets	$173,472	$(74,660)		$7,018		$105,830

See notes to pro forma condensed financial statements.

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2007
(Amounts in Thousands)
(Unaudited)

				Credit
	Katy	Pro Forma		Agreement		As
	Historical	Adjustments		Adjustments		Adjusted
CURRENT LIABILITIES:

Accounts payable	$18,317	$-		$-		$18,317
Accrued compensation	2,845	-		-		2,845
Accrued expenses	26,422	1,400	(f)	126	(j)	27,948
Current maturities of long-term debt	1,500	(1,500)	(d)	1,125	(j)	1,125
Revolving credit agreement	41,977	(41,977)	(d)	-		-
Liabilities held for sale	28,758	(28,758)	(e)	-		-

Total current liabilities	119,819	(70,835)		1,251		50,235

LONG-TERM DEBT, less current maturities	8,918	(5,873)	(d)	6,430	(j)	9,475

OTHER LIABILITIES	10,928	-		-		10,928

Total liabilities	139,665	(76,708)		7,681		70,638

COMMITMENTS AND CONTINGENCIES	-	-		-		-

STOCKHOLDERS’ EQUITY
15% Convertible Preferred Stock, $100 par value,
authorized 1,200,000 shares, issued and outstanding
1,131,551 shares, liquidation value $113,155	108,256	-		-		108,256
Common stock, $1 par value, authorized 35,000,000
shares, issued 9,822,304 shares	9,822	-		-		9,822
Additional paid-in capital	27,296	-		-		27,296
Accumulated other comprehensive loss	(2,439)	-		-		(2,439)
Accumulated deficit	(87,195)	2,048	(e)	(663)	(j)	(85,810)
Treasury stock, at cost, 1,871,128 shares	(21,933)	-		-		(21,933)

Total stockholders' equity	33,807	2,048		(663)		35,192

Total liabilities and stockholders' equity	$173,472	$(74,660)		$7,018		$105,830

See notes to pro forma condensed financial statements.

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Nine Months Ended September 30, 2007

	Katy	Pro Forma		As
	Historical	Adjustments		Adjusted

Net sales	$144,732	$-		$144,732
Cost of goods sold	126,957	-		126,957
Gross profit	17,775	-		17,775
Selling, general and administrative expenses	20,982	-		20,982
Severance, restructuring and related charges	2,656	-		2,656
Loss on sale of assets	1,527	-		1,527
Operating loss	(7,390)	-		(7,390)
Interest expense	(3,165)	2,118	(h)	(1,047)
Other, net	(128)	-		(128)

Loss from continuing operations before provision
for income taxes	(10,683)	2,118		(8,565)
Provision for income taxes from continuing operations	(651)	-		(651)

Loss from continuing operations	$(11,334)	$2,118		$(9,216)

Loss per share of common stock - Basic and diluted:
Loss from continuing operations	$(1.43)			$(1.16)

Weighted average common shares outstanding:
Basic and diluted	7,951			7,951

See notes to pro forma condensed financial statements.

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Year Ended December 31, 2006

	Katy	Discontinued		Pro Forma		As
	Historical	Operations		Adjustments		Adjusted

Net sales	$396,166	$(16,007)	(a)	$(187,743)	(g)	$192,416
Cost of goods sold	345,469	(11,953)	(a)	(166,169)	(g)	167,347
Gross profit	50,697	(4,054)		(21,574)		25,069
Selling, general and administrative expenses	46,556	(3,242)	(a)	(12,864)	(g)	30,450
Severance, restructuring and related charges	(112)	-		129	(g)	17
Loss on sale of assets	467	-		(55)	(g)	412
Operating income (loss)	3,786	(812)		(8,784)		(5,810)
Gain on SESCO joint venture transaction	563	-		-		563
Interest expense	(7,114)	867	(b)	5,030	(h)	(1,217)
Other, net	302	(13)	(a)	(11)	(g)	278

Loss from continuing operations before (provision for)
benefit from income taxes	(2,463)	42		(3,765)		(6,186)
(Provision for) benefit from income taxes from
continuing operations	(2,326)	242	(c)	2,608	(i)	524

Loss from continuing operations	$(4,789)	$284		$(1,157)		$(5,662)

Loss per share of common stock - Basic and diluted:
Loss from continuing operations	$(0.60)					$(0.71)

Weighted average common shares outstanding:
Basic and diluted	7,967					7,967

See notes to pro forma condensed financial statements.

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Year Ended December 31, 2005

	Katy	Discontinued		Pro Forma		As
	Historical	Operations		Adjustments		Adjusted

Net sales	$423,390	$(15,983)	(a)	$(207,322)	(g)	$200,085
Cost of goods sold	372,921	(11,677)	(a)	(175,598)	(g)	185,646
Gross profit	50,469	(4,306)		(31,724)		14,439
Selling, general and administrative expenses	52,749	(2,954)	(a)	(14,339)	(g)	35,456
Impairments of goodwill	1,574	-		-		1,574
Impairments of other long-lived assets	538	-		-		538
Severance, restructuring and related charges	1,090	-		(134)	(g)	956
Gain on sale of assets	(377)	-		48	(g)	(329)
Operating loss	(5,105)	(1,352)		(17,299)		(23,756)
Equity in income of equity method investment	600	-		-		600
Interest expense	(5,713)	773	(b)	3,816	(h)	(1,124)
Other, net	207	7	(a)	(97)	(g)	117

Loss from continuing operations before (provision for)
benefit from income taxes	(10,011)	(572)		(13,580)		(24,163)
(Provision for) benefit from income taxes from
continuing operations	(1,608)	41	(c)	5,990	(i)	4,423

Loss from continuing operations	$(11,619)	$(531)		$(7,590)		$(19,740)

Loss per share of common stock - Basic and diluted:
Loss from continuing operations	$(1.47)					$(2.48)

Weighted average common shares outstanding:
Basic and diluted	7,949					7,949

See notes to pro forma condensed financial statements.

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Year Ended December 31, 2004

	Katy	Discontinued		Pro Forma		As
	Historical	Operations		Adjustments		Adjusted

Net sales	$416,681	$(16,537)	(a)	$(178,754)	(g)	$221,390
Cost of goods sold	361,660	(11,660)	(a)	(148,264)	(g)	201,736
Gross profit	55,021	(4,877)		(30,490)		19,654
Selling, general and administrative expenses	52,668	(2,960)	(a)	(13,681)	(g)	36,027
Impairments of goodwill	7,976	-		-		7,976
Impairments of other long-lived assets	22,080	-		(82)	(g)	21,998
Severance, restructuring and related charges	3,505	-		(880)	(g)	2,625
Gain on sale of assets	(288)	-		-		(288)
Operating loss	(30,920)	(1,917)		(15,847)		(48,684)
Interest expense	(3,968)	495	(b)	2,444	(h)	(1,029)
Other, net	(998)	11	(a)	(281)	(g)	(1,268)

Loss from continuing operations before (provision for)
benefit from income taxes	(35,886)	(1,411)		(13,684)		(50,981)
(Provision for) benefit from income taxes from
continuing operations	(642)	474	(c)	4,570	(i)	4,402

Loss from continuing operations	$(36,528)	$(937)		$(9,114)		$(46,579)

Loss per share of common stock - Basic and diluted:
Loss from continuing operations	$(4.63)					$(5.91)

Weighted average common shares outstanding:
Basic and diluted	7,883					7,883

See notes to pro forma condensed financial statements.

Notes to Unaudited Pro Forma Financial Information

1.  Basis of Presentation

The historical financial statements represent the consolidated balance sheets and statements of operations derived from the Annual Report on Form 10-K/A for the years ending December 31, 2006, 2005 and 2004, and the Quarterly Report on Form 10-Q for the period ended September 30, 2007.

The accompanying financial information has been presented to give effect to the disposition of Woods US and Woods Canada and the completion of the Bank of America Credit Agreement.  The unaudited pro forma balance sheet as of September 30, 2007 is based on the historical statements of the Company as of September 30, 2007 after giving effect to these items as if they had occurred on September 30, 2007.  The unaudited pro forma statements of operations for the nine months ended September 30, 2007 and the fiscal years ended December 31, 2006, 2005 and 2004 are based on the historical financial statements of the Company for such periods after giving effect to the disposition of Woods US and Woods Canada as if it had occurred on January 1, 2004, and the execution of the Bank of America Credit Agreement as if it had occurred on January 1, 2006.

2.  Transaction

The expected proceeds to be received, net of closing costs and based on September 30, 2007 balances, for Woods US and Woods Canada is approximately $47.9 million.  Based on these proceeds and, after taking into account transaction costs and expenses of approximately $1.4 million, the Company expects to incur a pre-tax gain of approximately $2.0 million.

3.  Discontinued Operations, Pro Forma and Credit Agreement Adjustments

The discontinued operations, pro forma and credit agreement adjustments are described below:

(a)
On June 6, 2007, the Company sold the Contico Manufacturing, Ltd. (“CML”) business unit.  Management and the board of directors determined that this business was not a core component of the Company’s long-term business strategy.  For the pro forma statements of operations for the fiscal years ended December 31, 2006, 2005 and 2004, the Company separately adjusted the historical statements of operations as the CML business unit was included in continuing operations.  The historical operating results of this previously divested business have been excluded as they will be classified as discontinued operations.  For the pro forma statement of operations for the nine months ended September 30, 2007, this business was previously excluded from continuing operations; thus, no adjustment was required.

(b)
Amounts relate to the interest expense reduction as a result of the use of the proceeds from the CML transaction.  The interest rates applied, ranging from 4.9% to 8.9%, were consistent with the terms of the Bank of America Credit Agreement.

(c)
Amounts represent the historical income tax activity of CML.  No income tax impact is present associated with the interest expense reduction as the reduction will be recognized in the United States and offset by the domestic valuation allowance.

(d)
Amounts represent the receipt of gross proceeds of $45.0 million, plus $4.3 million associated with an estimated working capital adjustment based on September 30, 2007 balances, used to pay down the Revolving Credit Facility and Term Loan.  This pay down was required in the Bank of America Credit Agreement, but does not reduce the Company’s overall borrowing capacity.  The application of proceeds between the Revolving Credit Facility and Term Loan reflects the application required prior to entering into the new Bank of America Credit Agreement.

(e)	Amounts represent the historical account balances of Woods US and Woods Canada, net of intercompany account balances prior to closing.
(f)	Amount represents the transactional closing costs incurred which primarily relate to legal and compensation costs.
(g)	Amounts represent the historical account activity of Woods US and Woods Canada, net of intercompany activity.

(h)
Amounts relate to the interest expense reduction as a result of the use of the above proceeds for all periods presented.  The interest rates applied ranged from 4.9% to 8.9%.  In addition, for the nine months ended September 30, 2007 and the year ended December 31, 2006, amounts include the reduction of amortization of debt issuance costs of $0.6 million and $0.8 million, respectively, as a result of the new Bank of America Credit Agreement.

(i)
Amounts represent the historical income tax activity of Woods US and Woods Canada.  In addition, the provision for income taxes is reduced to reflect the provision which should be recorded under discontinued operations for domestic income taxes on domestic pre-tax income.  No income tax impact is present associated with the interest expense reduction as the reduction will be recognized in the United States.  The pro forma adjustments do not reflect any Canadian withholding tax of five percent which could result from the above transaction.  The amount is subject to the various factors for which the probability of such occurrences and level of potential tax payments are not known at this time.

(j)
After the application of proceeds from the disposition of Woods US and Woods Canada, balances of the Term Loan and Revolving Credit Facility were $3.0 million and zero, respectively.  Pro forma amounts represent the impact of the Bank of America Credit Agreement executed on November 30, 2007.  As part of this agreement, the Term Loan outstanding was increased to $10.6 million with the offset to cash.  The annual amortization, paid quarterly, will be $1.5 million, beginning March 1, 2008, with final payment due November 30, 2010.  In addition, debt amortization costs incurred of $0.1 million associated with this agreement were capitalized which offsets previously capitalized debt issuance costs of $0.6 million which will be written off as a result of reducing the number of lenders within the Bank of America Credit Agreement.

(d)	Exhibits.

Exhibit No.                                Description

10.1	Second Amended and Restated Loan Agreement dated November 30, 2007 with Bank of America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.
(Registrant)

By: /s/ Amir Rosenthal
Amir Rosenthal
Vice President, Chief Financial Officer,
General Counsel and Secretary

Date:  December 5, 2007

Exhibits

Exhibit No.                                Description

10.1	Second Amended and Restated Loan Agreement dated November 30, 2007 with Bank of America.